Exhibit 23

Consent of Independent Registered Public Accounting Firm

First Community Financial Corporation

Mifflintown, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3D (No. 333-148519) of First Community Financial Corporation of our report dated February 20, 2009, relating to the consolidated financial statements which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

Beard Miller Company LLP	/s/ Beard Miller Company LLP

Harrisburg, Pennsylvania

February 20, 2009